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                                                                   Exhibit 10.17

                             STOCK OPTION AGREEMENT

     This Stock Option Agreement (this "Agreement") is made as of the 16th day of June 2006, by and between Ivivi Technologies, Inc., a New Jersey corporation (the "Corporation"), and Steven M. Gluckstern (the "Optionee").

                                   WITNESSETH:

     WHEREAS, the Optionee has agreed to serve as the Chairman of the Board of Directors of the Corporation (the "Board"), effective as of the date (the "Effective Date") the Corporation's Registration Statement on Form SB-2 (Registration No. 333-122768) (the "Registration Statement") relating to the initial public offering (the "IPO") of the Corporation's common stock, no par value per share (the "Common Stock"), is declared effective by the Securities and Exchange Commission;

     WHEREAS, the Corporation intends to effect a stock split of 1.625 shares for each outstanding share of Common Stock simultaneously with the effectiveness of the Registration Statement (the "Stock Split"); and

     WHEREAS, the Board has approved the grant to the Optionee of an option to purchase up to 775,000 shares of the Common Stock (after giving effect to the Stock Split), subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Grant of Option. The Corporation hereby grants the Optionee an option (the "Option") to purchase from the Corporation an aggregate of up to 775,000 shares of Common Stock (after giving effect to the Stock Split)(collectively, the "Option Shares"), in the manner and subject to the terms and conditions provided in this Agreement. The Option is a non-statutory stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. For the avoidance of doubt, the Option is not being issued under the Ivivi Technologies, Inc. 2004 Amended and Restated Stock Option Plan.

     2. Exercise Price. The per share exercise price of the Option (the "Option Price") shall be $5.11 (after giving effect to the Stock Split).

     3. Exercise of Option.

          (a) Subject to such further limitations as are provided in this Agreement, the Option may be exercised during the Option Term (as defined below) as follows:

               (i) from and after the earlier to occur of the consummation of the IPO (the "IPO Closing") and the consummation of a Qualified Offering (as defined below), provided that in each case the Optionee is then serving as Chairman of the Board (the "Vesting Date"), until the first anniversary of the Vesting Date, the Option may be exercised as to 258,334 of the Option Shares;

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               (ii) from and after the first anniversary of the Vesting Date until the second anniversary of the Vesting Date, the Option may be exercised as to 516,667 of the Option Shares; and

               (iii) from and after the second anniversary of the Vesting Date, the Option may be exercised as to all of the Option Shares;

provided, however, if at any time during the period from the Vesting Date until the second anniversary of the Vesting Date (the "Vesting Period"):

               (i) the Optionee ceases to serve as Chairman of the Board due to his death or Disability (as defined below) or due to a termination without Cause (as defined below), the Option shall immediately become exercisable as to all of the Option Shares; or

               (ii) there is a Change of Control (as defined below) and the Optionee is then serving as the Chairman of the Board, the Option shall become exercisable as to all of the Option Shares immediately prior to the consummation of the Change of Control (the "Change of Control Vesting Date").

          (b) For purposes of this Agreement, the following terms shall have the following meanings:

               (i) "Cause" means the Optionee's (i) conviction of, plea of guilty or nolo contendre to, or confession of guilt of, a felony or criminal act involving moral turpitude, (ii) commission of a fraudulent, illegal or dishonest act in respect of the Corporation or any of its affiliates or subsidiaries,
(iii) willful misconduct or gross negligence that reasonably could be expected to be injurious in the reasonable discretion of the Board to the business, operations or reputation of the Corporation or any of its affiliates or subsidiaries (monetarily or otherwise), (iv) material violation of the Corporation's policies or procedures in effect from time to time, (v) continued failure to perform the Optionee's duties as Chairman of the Board after a written warning and a period of 20 days immediately thereafter to cure such non-performance or (vi) resignation from his position as Chairman of the Board.

               (ii) "Change of Control" means:

                    (A) any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner"(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the total voting power represented by the Corporation's then outstanding voting securities; provided, however, the consummation of the IPO or a Qualified Offering and/or the exercise or conversion, as the case may be, of any options, warrants, convertible notes or other instruments issued by the Company as of the IPO Closing shall not be deemed a Change of Control;

                    (B) the consummation of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

                    (C) the consummation of the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.


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               (iii) "Disability" means a mental or physical impairment of the
Optionee that is expected to result in death or that has lasted or is expected to last for a period of at least 120 consecutive days in any 12-month period or 150 non-consecutive days in any 12-month period and that causes the Optionee to be unable to perform his duties as Chairman of the Board, as determined in the sole discretion of the other members of the Board.

               (iv) "Qualified Offering" means an offering of the Corporation's securities, whether in a private or public offering, in which the Corporation raises gross proceeds of at least $5,000,000.

     4. Termination of Option.

          (a) The term of the Option (the "Option Term") shall be for a period of ten (10) years from the Vesting Date, subject to earlier termination as hereinafter provided. To the extent not exercised prior to the expiration of the Option Term, the Option shall automatically terminate and be canceled upon the expiration of the Option Term. Except to the extent provided in paragraphs (b) and (c) below, upon the cessation of the Optionee's service as Chairman of the Board for any reason, the Option, whether or not exercisable to any extent and to the extent not previously exercised, shall automatically terminate and be canceled.

          (b) If after the Vesting Date the Optionee ceases to be Chairman of the Board due to his death or Disability, the Option may thereafter be immediately exercised by the legal representative of the estate or the legatee of the Optionee under the will of the Optionee or the Optionee, as the case may be, for a period of one year from the date of such cessation until the expiration of the Option Term, whichever period is shorter. If after the Vesting Date the Optionee ceases to be Chairman of the Board due to a termination without Cause, the Option may thereafter be immediately exercised by the Optionee from the date of such cessation until the expiration of the Option Term.

          (c) If after the Vesting Date there is a Change of Control and the Optionee is then serving as the Chairman of the Board, the Option may be immediately exercised by the Optionee from and after the Change of Control Vesting Date until a date following the Change of Control Vesting Date specified by the Board (the "Change of Control Vesting Expiration Date").

     5. Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, in which case the transferee must agree as a condition precedent to such transfer to be bound by the terms hereof to the same extent that the Optionee is so bound, and the Option may be exercised, during the lifetime of the Optionee, only by the Optionee. In furtherance but without limiting the generality of the foregoing, the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, nor shall it be assignable by operation of law or subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

     6. Restrictions on Disposition. The Optionee hereby acknowledges that none of the Option Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"), and the Corporation shall not be required to so register any of the Option Shares. The Option Shares acquired by the Optionee pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or State law, including, without limitation Rule 144 of the Securities Act. As a condition precedent to receiving Option Shares upon the exercise of this Option, the Corporation may require that the Optionee submit a letter to the Corporation stating that (i) the Optionee is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the


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Securities Act, and (ii) the Option Shares are being acquired for investment and not with a view to the distribution thereof. The Corporation shall not be obligated to sell or issue any shares of Common Stock pursuant to this Agreement unless, on the date of sale and issuance thereof, the Option Shares are either registered under the Securities Act, and all applicable state securities laws, or are exempt from registration thereunder. All Option Shares issued to the Optionee pursuant to this Agreement may bear a restrictive legend summarizing any restrictions on transferability applicable thereto, including those imposed by Federal and state securities laws.

     7. Not a Contract of Service. Nothing in this Option Agreement shall confer upon the Optionee any right to serve, or continue to serve, as Chairman of the Board or interfere in any way with the right of the Corporation to terminate the services of the Optionee at any time.

     8. Method of Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised, in whole or in part, by written notice, together with payment in full of the Option Price for the shares of Common Stock to be purchased, to the Chief Financial Officer of the Corporation at the principal office of the Corporation. Such notice shall state the number of shares of Common Stock for which the Option is exercised. The date of such exercise shall be the date on which the Corporation receives such notice and payment. The Option Price for any shares purchased upon the exercise of the Option or any portion thereof shall be payable in cash or by check made payable to the order of the Corporation. The Option may not be exercised for a fraction of a share of Common Stock.

     9. Withholding Requirements. Upon exercise of the Option by the Optionee and prior to the delivery of shares purchased pursuant to such exercise, the Corporation shall have the right to require the Optionee to remit to the Corporation cash in an amount sufficient to satisfy applicable Federal and state tax withholding requirements. The Corporation shall inform the Optionee as to whether it will require the Optionee to remit cash for withholding taxes in accordance with the preceding sentence within two (2) business days after receiving from the Optionee written notice that such Optionee intends to exercise all or a portion of the Option in accordance with Section 8.

     10. No Rights as a Stockholder. Neither the Optionee nor the Optionee's executor, administrator, heirs or legatees shall have any rights as a stockholder or any claim to dividends with respect to any shares of Common Stock until the proper exercise of the Option as required hereby, the payment of the purchase price for the applicable number of shares of Common Stock and the issuance by the Corporation of a stock certificate representing such shares of Common Stock so purchased upon exercise.

     11. Adjustment in Case of Stock Splits, Stock Dividends, Etc.

          (a) The number of shares, class of stock of the Corporation and Option Price covered by this Option shall be adjusted by the Board or a proper committee thereof, whose good faith determination with respect thereto shall be conclusive, to reflect any stock dividend, common stock split, share combination, exchange of shares, merger, consolidation, recapitalization, separation, reorganization, liquidation or extraordinary dividend payable in stock of a corporation other than the Corporation, all for the purpose of providing dilution protection for the Common Stock, such that the Optionee shall be entitled to purchase the number of shares which the Optionee would have been entitled to receive immediately following such event had this Option been exercised in full immediately prior to such event.

          (b) The parties hereto hereby acknowledge and agree that the number of shares of Common Stock and Option Price covered by the Option give effect to the Stock Split, and if the Stock Split is not effected prior to the Vesting Date, such number of shares of Common Stock and Option Price shall be adjusted in accordance with Section 11(a) to reflect that the Stock Split was not effected, such


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that the Optionee shall be entitled to purchase the number of shares which the
Optionee would have been entitled to receive without giving effect to the Stock Split.

     12. Corporation Authority. The existence of the Option herein granted shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     13. Reservation of Shares. The Corporation shall at all times during the Option Term reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

     14. Termination. Notwithstanding anything contained herein to the contrary, if the Vesting Date does not occur by June __, 2007, this Agreement shall automatically terminate and the Option shall automatically terminate and be canceled.

     15. Miscellaneous Provisions.

          (a) Additional Documents. The Optionee hereby agrees to execute and deliver such further documents and instruments as may be necessary or as may reasonably be requested in order to effectuate fully the purposes, terms and conditions of this Agreement, whether before, at or after the exercise of the Option.

          (b) Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by a party pursuant to this Agreement shall be in writing and shall be (i) personally delivered, (ii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid or (iii) sent by overnight delivery carrier, addressed as follows:

               If to the Corporation:   Ivivi Technologies, Inc.
                                        224-S Pegasus Avenue
                                        Northvale, NJ 07647
                                        Attention: Chief Financial Officer

               If to the Optionee:      Steven M. Gluckstern
                                        c/o The Ajax Group of Companies
                                        44 Laight St. #1A
                                        New York, NY 10013

Each party may designate by notice in writing, in the manner described above, a new address to which any notice, demand, request, or communication required or permitted by this Agreement may be sent. Any notice, demand, request, or communication that shall be delivered, mailed or transmitted in the manner described above shall be deemed given, served, sent or received for all purposes when it is delivered to the addressee. An affidavit of personal delivery, the return receipt, or the delivery receipt shall be deemed conclusive, but not exclusive, evidence of such delivery or when delivery is refused by the addressee upon presentation.

          (c) Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the


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remaining portions of this Agreement or any such other agreement or instrument or any part thereof; and if one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

          (d) Survival. Subject to the immediately preceding sentence, it is the express intention and agreement of the parties hereof that all covenants and agreements made in this Agreement shall survive the execution and delivery of this Agreement and the exercise (if any) of the Option.

          (e) Waivers. Neither the waiver by a party of a breach of or a default under any of the provisions of this Agreement, nor the failure of a party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy, or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies, or privileges hereunder.

          (f) Binding Effect. Subject to any provisions hereof restricting transfer, encumbrance and assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

          (g) Limitation on the Benefit of this Agreement. It is the explicit intention of the parties hereto that no person or entity other than the parties hereof is or shall be entitled to bring any action to enforce any provisions of this Agreement against any parties hereto, and that the covenants, undertakings, and agreements set forth in the Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as permitted hereunder.

          (h) Entire Agreement. This Agreement contains the entire agreement among the parties with respect to subject matter hereof, and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein and therein.

          (i) Headings. Article, section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

          (j) Governing Law. This Agreement shall be construed, and legal relations between the parties hereto shall be determined, in accordance with the laws of the State of New Jersey applicable to contracts solely executed and wholly to be performed within the State of New Jersey without giving effect to the principles of conflicts of laws.

          (k) Counsel. THE OPTIONEE REPRESENTS THAT HE AND/OR HIS OTHER PROFESSIONAL ADVISORS HAVE HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT.

                  [Remainder of Page Intentionally Left Blank]


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        IVIVI TECHNOLOGIES, INC.


                                        By: /s/ David Saloff
                                            ------------------------------------
                                        Name: David Saloff
                                        Title: President and Chief Executive
                                               Officer

                                        OPTIONEE

                                        /s/ Steven M. Gluckstern
                                        ----------------------------------------
                                        Name: Steven M. Gluckstern


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